Exhibit 24

POWER OF ATTORNEY

The undersigned in his or her capacity as a director of SpartanNash Company, does hereby appoint ILEANA MCALARY and JASON MONACO or either of them, his or her attorneys or attorney, with full power of substitution, to execute in his or her name an Annual Report of SpartanNash Company on Form 10-K for its fiscal year ended December 30, 2023, and any amendments to that report, and to file it with the Securities and Exchange Commission or other regulatory authority. Each attorney shall have power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act to be done in the premises as fully and to all intents and purposes as the undersigned could do in person, and the undersigned hereby ratifies and approves the acts of such attorneys.

Signature:	/s/ M. Shân Atkins	Signature:	/s/ Fred Bentley, Jr.
Print Name:	M. Shân Atkins	Print Name:	Fred Bentley, Jr.
Title:	Director	Title:	Director
Date:	February 28, 2024	Date:	February 28, 2024

Signature:	/s/ Douglas A. Hacker	Signature:	/s/ Kerrie D. MacPherson
Print Name:	Douglas A. Hacker	Print Name:	Kerrie D. MacPherson
Title:	Chairman of the Board	Title:	Director
Date:	February 28, 2024	Date:	February 28, 2024

Signature:	/s/ Julien R. Mininberg	Signature:	/s/ Jaymin B. Patel
Print Name:	Julien R. Mininberg	Print Name:	Jaymin B. Patel
Title:	Director	Title:	Director
Date:	February 28, 2024	Date:	February 28, 2024

Signature:	/s/ Hawthorne L. Proctor	Signature:	/s/ Pamela S. Puryear, Ph.D.
Print Name:	Hawthorne L. Proctor	Print Name:	Pamela S. Puryear, Ph.D.
Title:	Director	Title:	Director
Date:	February 28, 2024	Date:	February 28, 2024

Signature:	/s/ William R. Voss
Print Name:	William R. Voss
Title:	Director
Date:	February 28, 2024